Alexander & Baldwin, Inc. Reports Second Quarter 2023 Results

HONOLULU, July 27, 2023 /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based company focused on owning, operating, and developing high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $13.3 million, or $0.18 per diluted share, and Commercial Real Estate (CRE) operating profit of $22.7 million for the second quarter of 2023.
Quarterly Highlights for Q2 2023
•Nareit-defined Funds From Operations ("FFO") of $19.8 million, or $0.27 per diluted share / Core FFO of $21.3 million, or $0.29 per diluted share
•CRE Same-Store Net Operating Income ("NOI") growth of 4.6% / CRE Same-Store NOI growth of 9.2%, excluding collections of previously reserved amounts
•Leased occupancy as of June 30, 2023 was 94.4%
•Comparable new and renewal leasing spreads for the improved portfolio were 10.1% and 4.7%, respectively
•Executed the renewal of the Windward City Shopping Center ground lease, which resulted in a $1.1 million increase to Annualized Base Rent ("ABR")
•As previously announced, acquisition of a 33,200-square-foot industrial asset for $9.5 million
Lance Parker, president and chief executive officer, stated: "In the second quarter, the strength of our commercial real estate portfolio continued to produce exceptional results. CRE revenue increased 7.6% over the same quarter in 2022, and CRE Same-Store NOI increased by 4.6%. Total leased occupancy was strong at 94.4%, and we continue to see robust leasing demand for our high-quality retail and industrial properties, with blended leasing spreads for the quarter at 5.8%."
"As we look to the second half of the year, we believe the ongoing strength of the Hawaii market along with the quality of our portfolio, will continue to produce solid results. Further, our deep market knowledge provides significant advantages to pursue growth opportunities. However, we will remain disciplined as markets evolve in the current environment to ensure sustained cash flow growth and value creation in 2023 and beyond."
Financial Results for Q2 2023
•Net income available to A&B common shareholders and diluted earnings per share available to A&B shareholders for the second quarter of 2023 were $13.3 million and $0.18 per diluted share, respectively, compared to $4.0 million and $0.05 per diluted share in the same quarter of 2022. Income from continuing operations available to A&B shareholders was $10.7 million, or $0.15 per diluted share, compared to $5.4 million, or $0.07 per diluted share, in the same quarter of 2022.
•FFO and FFO per-diluted share for the second quarter of 2023 were $19.8 million and $0.27 per diluted share, respectively, compared to $14.6 million and $0.20 per diluted share in the same quarter of 2022.
•Core FFO and Core FFO per-diluted share for the second quarter of 2023 were $21.3 million and $0.29 per diluted share, respectively, compared to $20.5 million and $0.28 per diluted share in the same quarter of 2022.
•The Company reported Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA") of $105.3 million for the twelve-month period ended June 30, 2023, compared to $182.3 million for the same period ended June 30, 2022.

CRE Highlights for Q2 2023
•CRE revenue increased by $3.5 million, or 7.6%, to $49.5 million, as compared to $46.0 million in the same quarter of 2022, due primarily to higher base rents, the impact of removing certain tenants from cash basis revenue recognition and recoveries.
•CRE operating profit increased by $3.4 million, or 17.6%, to $22.7 million, as compared to $19.3 million in the same quarter of 2022.
•CRE NOI increased by $1.5 million, or 5.0%, to $31.3 million, as compared to $29.8 million in the same quarter of 2022.
•CRE Same-Store NOI increased 4.6% compared to the prior year second quarter.
◦Excluding collections of previously reserved amounts of $0.6 million in the second quarter of 2023 and $1.8 million in the same quarter of 2022, CRE Same-Store NOI increased 9.2% compared to the prior year second quarter.
•During the second quarter of 2023, the Company executed a total of 72 improved-property leases, covering approximately 220,100 square feet of gross leasable area ("GLA").
•Comparable leasing spreads in our improved property portfolio were 5.8% for the second quarter of 2023, 6.6% for industrial spaces and 5.6% for retail spaces.
•Significant leases executed in our improved property portfolio during the second quarter of 2023 included:
◦Twenty leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 31,000 square feet of GLA and $1.3 million of ABR.
◦One lease at Pearl Highlands Center totaling approximately 35,000 square feet of GLA and $1.0 million of ABR.
◦Four leases at Queens' Marketplace totaling approximately 13,700 square feet of GLA and $0.7 million of ABR.
•Significant leasing activity in the ground portfolio included the ground lease renewal at Windward City Shopping Center which increased ABR from $2.8 million to $3.9 million, an increase of $1.1 million, or approximately 39%.
•Overall leased and Same-Store leased occupancy as of June 30, 2023, were 94.4% and 94.3%, respectively, representing decreases from June 30, 2022 of 20 basis points and 30 basis points, respectively.
◦Both leased and Same-Store leased occupancy in the retail portfolio were 94.0% as of June 30, 2023, each reflecting an increase of 90 basis points compared to June 30, 2022.
◦Leased occupancy in the industrial portfolio was 95.9% as of June 30, 2023, a decrease of 250 basis points compared to June 30, 2022, due primarily to the move-out of a tenant at Kaka‘ako Commerce Center in the first quarter of 2023. Same-Store leased occupancy in the industrial portfolio was 95.8% as of June 30, 2023, a decrease of 260 basis points compared to June 30, 2022.

CRE Investment Activity
•The Manoa Marketplace redevelopment project is progressing and remains on budget and on schedule for completion in the third quarter of 2023. The project is expected to generate a stabilized yield on total estimated project costs in the range of 8.0% and 8.5%.
•On May 3, 2023, the Company completed the acquisition of a 33,200-square-foot industrial property located on the island of O‘ahu for $9.5 million, representing a going-in cap rate of 5.6%. The acquisition is expected to be accretive to long-term value.
Land Operations
•Land Operations operating profit was $1.7 million for the quarter ended June 30, 2023, as compared to an operating loss of $7.5 million for the quarter ended June 30, 2022. The operating loss for the second quarter of 2022 was due primarily to the $59.9 million charge related to the termination of the defined benefit pension plans, partially offset by a gain of $54.0 million related to the sale of approximately 18,900 acres of non-core landholdings on Kaua‘i.
•Land Operations Adjusted EBITDA was $1.7 million for the second quarter of 2023, as compared to $53.0 million in the second quarter of 2022.

Balance Sheet, Market Value and Liquidity
•As of June 30, 2023, the Company had an equity market capitalization of $1.3 billion and $506.9 million in total debt, for a total market capitalization of approximately $1.9 billion. The Company's debt-to-total market capitalization was 27.3% as of June 30, 2023. The Company's debt has a weighted-average maturity of 2.9 years, with a weighted-average interest rate of 4.5%. Eighty-seven percent of the Company's debt was at fixed rates at quarter end.
•As of June 30, 2023, the Company had total liquidity of $441.1 million, consisting of cash on hand of $8.2 million and $432.9 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 4.7 times as of June 30, 2023.
Dividend
•The Company paid a second quarter 2023 dividend of $0.22 per share on July 5, 2023.
•The Company's Board declared a third quarter 2023 dividend of $0.22 per share, payable on October 4, 2023, to shareholders of record as of the close of business on September 18, 2023.
2023 Full-Year Guidance
•The Company revised its annual 2023 guidance to reflect its improved outlook as follows:

2023 Guidance
	Revised	Prior
Core FFO per diluted share	$1.10 to $1.14	$1.08 to $1.13
CRE Same-Store NOI	2.5% to 4.25%	2% to 4%
CRE Same-Store NOI, excluding prior year reserve reversals	5.5% to 6.75%	5% to 6.5%

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 3.9 million square feet of commercial space in Hawai‘i, including 22 retail centers, 13 industrial assets and four office properties, as well as 142.0 acres of ground leases. A&B is expanding and strengthening its Hawai‘i CRE portfolio and achieving its strategic focus on commercial real estate by monetizing its remaining non-core assets. Over its 153-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries. Learn more about A&B at www.alexanderbaldwin.com.

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Contact:
Clayton Chun
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in millions, except per share data; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Operating Revenue:
Commercial Real Estate	$49.5	$46.0	$97.4	$92.3
Land Operations	3.6	5.1	6.1	18.0
Total operating revenue	53.1	51.1	103.5	110.3
Operating Profit (Loss):
Commercial Real Estate	22.7	19.3	43.6	40.0
Land Operations	1.7	(7.5)	1.6	(5.8)
Total operating profit (loss)	24.4	11.8	45.2	34.2
Interest expense	(5.9)	(5.6)	(10.9)	(11.3)
Corporate and other expense	(7.7)	(18.8)	(14.0)	(25.9)
Income (Loss) from Continuing Operations Before Income Taxes	10.8	(12.6)	20.3	(3.0)
Income tax benefit (expense)	—	18.1	—	18.1
Income (Loss) from Continuing Operations	10.8	5.5	20.3	15.1
Income (loss) from discontinued operations, net of income taxes	4.2	(1.1)	—	0.3
Net Income (Loss)	$15.0	$4.4	$20.3	$15.4
Loss (income) attributable to discontinued noncontrolling interest	(1.6)	(0.3)	(1.6)	(0.8)
Net Income (Loss) Attributable to A&B Shareholders	$13.4	$4.1	$18.7	$14.6

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.15	$0.08	$0.28	$0.21
Discontinued operations available to A&B shareholders	0.03	(0.02)	(0.02)	(0.01)
Net income (loss) available to A&B shareholders	$0.18	$0.06	$0.26	$0.20

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.15	$0.07	$0.28	$0.21
Discontinued operations available to A&B shareholders	0.03	(0.02)	(0.02)	(0.01)
Net income (loss) available to A&B shareholders	$0.18	$0.05	$0.26	$0.20

Weighted-Average Number of Shares Outstanding:
Basic	72.6	72.7	72.6	72.7
Diluted	72.8	72.8	72.8	72.8

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$10.7	$5.4	$20.2	$15.0
Discontinued operations available to A&B common shareholders	2.6	(1.4)	(1.6)	(0.5)
Net income (loss) available to A&B common shareholders	$13.3	$4.0	$18.6	$14.5

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions; unaudited)

	June 30,	December 31,
	2023	2022
ASSETS
Real estate investments
Real estate property	$1,614.3	$1,598.9
Accumulated depreciation	(216.5)	(202.3)
Real estate property, net	1,397.8	1,396.6
Real estate developments	60.0	59.9
Investments in real estate joint ventures and partnerships	7.4	7.5
Real estate intangible assets, net	40.2	43.6
Real estate investments, net	1,505.4	1,507.6
Cash and cash equivalents	8.2	33.3
Restricted cash	0.2	1.0
Accounts receivable, net	5.2	6.1
Other property, net	2.2	2.5
Operating lease right-of-use assets	2.6	5.4
Goodwill	8.7	8.7
Other receivables	6.3	6.9
Prepaid expenses and other assets	91.2	89.0
Assets held for sale	154.9	126.8
Total assets	$1,784.9	$1,787.3

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$506.9	$472.2
Accounts payable	5.2	4.5
Operating lease liabilities	2.0	4.9
Accrued pension and post-retirement benefits	10.1	10.1
Deferred revenue	71.8	68.8
Accrued and other liabilities	80.3	102.1
Liabilities associated with assets held for sale	75.7	81.0
Redeemable Noncontrolling Interest	9.2	8.0
Equity	1,023.7	1,035.7
Total liabilities and equity	$1,784.9	$1,787.3

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in millions; unaudited)

	Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$20.3	$15.4
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	—	(0.3)
Depreciation and amortization	18.3	19.7
Income tax benefit related to pension termination and other, net	(0.2)	(18.1)
Loss (gain) from disposals and asset transactions, net	(1.1)	(54.3)
Share-based compensation expense	4.3	3.0
Equity in (income) loss from affiliates, net of operating cash distributions	(0.9)	0.3
Pension termination	—	76.9
Changes in operating assets and liabilities:
Trade and other receivables	(0.6)	(2.4)
Prepaid expenses, income tax receivable and other assets	2.1	1.2
Development/other property inventory	(1.5)	9.6
Accrued pension and post-retirement benefits	—	(29.8)
Accounts payable	0.1	0.2
Accrued and other liabilities	(2.9)	(6.2)
Operating cash flows from continuing operations	37.9	15.2
Operating cash flows from discontinued operations	(28.7)	(14.5)
Net cash provided by (used in) operations	9.2	0.7

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(9.5)	—
Capital expenditures for property, plant and equipment	(7.2)	(6.7)
Proceeds from disposal of assets	3.0	73.9
Payments for purchases of investments in affiliates and other investments	(0.1)	(0.5)
Investing cash flows from continuing operations	(13.8)	66.7
Investing cash flows from discontinued operations	1.3	(3.8)
Net cash provided by (used in) investing activities	(12.5)	62.9

Cash Flows from Financing Activities:
Payments of notes payable and other debt and deferred financing costs	(19.3)	(11.5)
Borrowings (payments) on line-of-credit agreement, net	54.0	(50.0)
Cash dividends paid	(48.2)	(41.7)
Repurchases of common stock and other payments	(2.4)	(2.6)
Financing cash flows from continuing operations	(15.9)	(105.8)
Financing cash flows from discontinued operations	(5.2)	4.6
Net cash provided by (used in) financing activities	(21.1)	(101.2)

Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale
Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale	(24.4)	(37.6)
Balance, beginning of period	34.4	71.0
Balance, end of period	$10.0	$33.4

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. The Company believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other expenses or gains or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). The Company believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year and current reporting period, year-to-date. The Company believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
Reconciliations of Commercial Real Estate operating profit (loss) to Commercial Real Estate NOI and Same-Store NOI are as follows:

	Three Months Ended June 30,
(amounts in millions; unaudited)	2023	2022	Change[1]
CRE Operating Profit (Loss)	$22.7	$19.3	$3.4
Plus: Depreciation and amortization	9.1	9.2	(0.1)
Less: Straight-line lease adjustments	(2.1)	(1.0)	(1.1)
Less: Favorable/(unfavorable) lease amortization	(0.2)	(0.4)	0.2
Plus: Other (income)/expense, net	(0.1)	0.9	(1.0)
Plus: Selling, general, administrative and other expenses	1.9	1.8	0.1
NOI	31.3	29.8	1.5
Less: NOI from acquisitions, dispositions, and other adjustments	(0.2)	—	(0.2)
Same-Store NOI	$31.1	$29.8	$1.3
Less: Collections of amounts reserved in previous years	0.6	1.8	(1.2)
Same-Store NOI excluding collections of amounts reserved in previous years	$30.5	$28.0	$2.5
[1] Amounts in this table are rounded to the nearest tenth of a million, but percentages were calculated based on thousands. Accordingly, a recalculation of some percentages, if based on the reported data, may be slightly different.

FFO is presented by the Company as a widely used non-GAAP measure of operating performance for real estate companies. The Company believes that, subject to the following limitations, FFO provides a supplemental measure to net income (calculated in accordance with GAAP) for comparing its performance and operations to those of other REITs. FFO does not represent an alternative to net income calculated in accordance with GAAP. In addition, FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to cash flow from operating activities, determined in accordance with GAAP, as a measure of the Company’s liquidity. The Company presents different forms of FFO:
•Core FFO represents a non-GAAP measure relevant to the operating performance of the Company's commercial real estate business (i.e., its core business). Core FFO is calculated by adjusting CRE operating profit to exclude items in a manner consistent with FFO (i.e., depreciation and amortization related to real estate included in CRE operating profit) and to make further adjustments to include expenses not included in CRE operating profit but that are necessary to accurately reflect the operating performance of its core business (i.e., corporate expenses and interest expense attributable to this core business) or to exclude items that are non-recurring, infrequent, unusual and unrelated to the core business operating performance (i.e., not likely to recur within two years or has not occurred within the prior two years). The Company believes such adjustments facilitate the comparable measurement of the Company's core operating performance over time. The Company believes that Core FFO, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess and compare the operating performance of REITs.

•FFO represents the Nareit-defined non-GAAP measure for the operating performance of the Company as a whole. The Company's calculation refers to net income (loss) available to A&B common shareholders as its starting point in the calculation of FFO.

The Company presents both non-GAAP measures and reconciles each to the most directly-comparable GAAP measure as well as reconciling FFO to Core FFO. The Company's FFO and Core FFO may not be comparable to FFO non-GAAP measures reported by other REITs. These other REITs may not define the term in accordance with the current Nareit definition or may interpret the current Nareit definition differently.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Core FFO are as follows:

	Three Months Ended June 30,
(amounts in millions; unaudited)	2023	2022
Net Income (Loss) available to A&B common shareholders	$13.3	$4.0
Depreciation and amortization of commercial real estate properties	9.1	9.2
(Income) loss from discontinued operations, net of income taxes	(4.2)	1.1
Income (loss) attributable to discontinued noncontrolling interest	1.6	0.3
FFO	$19.8	$14.6
Exclude items not related to core business:
Land Operations operating (profit) loss	(1.7)	7.5
Income tax expense (benefit)	—	(18.1)
Non-core business interest expense	3.2	2.7
Pension termination - CRE and Corporate	—	13.8
Core FFO	$21.3	$20.5

Reconciliations of Core FFO starting from Commercial Real Estate operating profit (loss) are as follows:

	Three Months Ended June 30,
(amounts in millions except per share amounts; unaudited)	2023	2022
Commercial Real Estate Operating Profit (Loss)	$22.7	$19.3
Depreciation and amortization of commercial real estate properties	9.1	9.2
Corporate and other expense	(7.7)	(18.8)
Core business interest expense	(2.7)	(2.9)
Distributions to participating securities	(0.1)	(0.1)
Pension termination - CRE and Corporate	—	13.8
Core FFO	$21.3	$20.5

FFO per diluted share	$0.27	$0.20
Core FFO per diluted share	$0.29	$0.28
Weighted average diluted shares outstanding (FFO/Core FFO)	72.8	72.8

The Company may report various forms of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), on a consolidated basis or a segment basis (e.g., “Consolidated EBITDA” or “Land Operations EBITDA”), as non-GAAP measures used by the Company in evaluating the Company’s and segments’ operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company’s and segments’ ongoing operations.

Consolidated EBITDA is calculated by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes and depreciation and amortization. Land Operations EBITDA is calculated by adjusting Land Operations operating profit (which excludes interest expense and income taxes) to add back depreciation and amortization recorded at the Land Operations segment.

The Company also adjusts Consolidated EBITDA or Land Operations EBITDA (to arrive at “Consolidated Adjusted EBITDA” or “Land Operations Adjusted EBITDA”) for items identified as non-recurring, infrequent or unusual that are not expected to recur in the Company’s core business or segment’s normal operations.

As an illustrative example, the Company identified non-cash pension termination charges as a non-recurring, infrequent or unusual item that is not expected to recur in the consolidated or segment’s normal operations (or in the Company’s core business). By excluding these items from Segment EBITDA and Consolidated EBITDA to arrive at Segment Adjusted EBITDA or Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its core operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM June 30,
(amounts in millions, unaudited)	2023	2022
Net Income (Loss)	$(44.6)	$28.3
Adjustments:
Depreciation and amortization	36.6	39.3
Interest expense	21.6	23.8
Income tax expense (benefit)	(0.2)	(18.2)
Depreciation and amortization related to discontinued operations	2.8	8.4
Interest expense related to discontinued operations	0.6	0.1
Consolidated EBITDA	$16.8	$81.7
Asset impairments related to the Land Operations Segment	5.0	—
Pension termination	—	76.9
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	83.5	23.7
Consolidated Adjusted EBITDA	$105.3	$182.3

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its non-core assets and business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.